EXHIBIT 23(A)
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            CONSENT OF BEARD MILLER COMPANY LLP, INDEPENDENT AUDITORS
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We have issued our report dated January 9, 2004 accompanying the consolidated financial statements of Sussex Bancorp and subsidiaries (the Company) appearing in the final prospectus filed with the SEC on December 16, 2004 under Rule 424(b) of the Securities Exchange Act of 1934, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

                                                    /s/ Beard Miller Company LLP

Allentown, Pennsylvania
January 11, 2005